SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934





                 Date of Earliest Event Reported: June 7, 1995







                           BARNWELL INDUSTRIES, INC.

             (Exact name of registrant as specified in its charter)

        DELAWARE                     1-5103               72-0496921

(State or other jurisdiction of   Commission File Number  (I.R.S. Employer
incorporation or organization)                            Identification No.)





           1100 ALAKEA STREET, SUITE 2900, HONOLULU, HAWAII     96813
          (Address of principal executive offices)       (Zip Code)


                                  808-531-8400
              (Registrant's telephone number, including area code)



Item 5. Other Events
- - --------------------



     Barnwell Industries, Inc. issued $2,000,000 of convertible notes due July 1, 2003. The Notes will be payable in 20 consecutive equal quarterly installments beginning in October 1998. Interest will be payable quarterly at an initial rate of 10% per annum until October 1, 1995, after which the interest rate will be adjusted quarterly to the greater of 10% per annum or 1% over the prime rate of interest. The Notes are convertible into shares of the Company's common stock at a price of $20.00 per share, subject to adjustment in certain events including a stock split of, or stock dividend on, the common stock. The Notes are redeemable, at the option of the Company, at any time after July 1, 1997 at premiums declining 1% annually from 105% to 100% of the principal amount of the Notes. The proceeds from the sale of the Notes will be used for general working capital purposes.

The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           BARNWELL INDUSTRIES, INC.
                           -------------------------

                                  (Registrant)

                             /s/ Russell M. Gifford
                  --------------------------------------------

                               Russell M. Gifford
                               Vice President and
                            Chief Financial Officer